Exhibit 3.16

BYLAWS

OF

CEC ENTERTAINMENT LEASING COMPANY

ARTICLE I. OFFICES

The registered office of this corporation shall be in the County of New Castle, State of Delaware.

The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II. SHAREHOLDERS

1.	Annual Meeting

The annual meeting of the shareholders shall be held on August 8 in each year, beginning with the year 2015, at the hour of 9:00 a.m., or at such other time on such other day within such month as shall be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of Delaware, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment of such, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

2.	Special Meetings

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than ten percent (10%) of all outstanding shares of the corporation entitled to vote at the meeting.

3.	Place of Meeting

The board of directors may designate any place, either within or without the state of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the state of Delaware, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the state of Delaware.

4.	Notice of Meeting

Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his/her address as it appears on the stock transfer books of the corporation, with postage prepaid.

5.	Closing of Transfer Books or Fixing of Record Date

For the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment of such, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of such.

6.	Voting Record

The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment of such, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of such.

7.	Quorum

A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

8.	Proxies

At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his/her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after sixty (60) days from the date of its execution, unless otherwise provided in the proxy.

9.	Voting of Shares

Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. Unless otherwise provided in the Articles of Incorporation, directors of the corporation shall be elected by a plurality of the shareholders present and entitled to vote in the election of directors at a meeting of shareholders. Cumulative voting in the election of directors is expressly denied.

10.	Voting of Shares by Certain Holders

Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him/her, either in person or by proxy, without a transfer of such shares into his/her name. Shares standing in the name of a trustee may be voted by him/her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him/her without a transfer of such shares into his/her name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his/her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and after that the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

11.	Informal Action by Shareholders

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III. BOARD OF DIRECTORS

1.	General Powers

The business and affairs of the corporation shall be managed by its board of directors.

2.	Number, Tenure and Qualifications

The number of directors of the corporation shall be three (3). Each director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected and qualified. Directors need not be residents of the state of Delaware or Delaware shareholders of the corporation.

3.	Regular Meetings

A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the state of Delaware, for the holding of additional regular meetings without other notice than such resolution.

4.	Special Meetings

Special meetings of the board of directors may be called by or at the request of the president or any two (2) directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of Delaware, as the place for holding any special meeting of the board of directors called by them.

5.	Notice

Notice of any special meeting shall be given at least seven (7) days previous to such meeting by written notice delivered personally or mailed to each director at his/her business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

6.	Quorum

A majority of the number of directors fixed by section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7.	Manner of Acting

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

8.	Action Without a Meeting

Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

9.	Vacancies

Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his/her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

10.	Compensation

By resolution of the board of directors, each director may be paid his/her expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for it.

11.	Presumption of Assent

A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the secretary of the meeting before the adjournment of such or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

12.	Transactions With Corporation and Conflicts of Interest

No contract or other transaction between the corporation and one or more of its directors or between the corporation or any other corporation, partnership, voluntary association, trust, or other organization of which any of its directors is a director or officer or in which he or she has any financial interest shall be void or voidable for this reason or because any such director is present at or participates in the meeting of the board of directors or of the committee thereof that authorizes the contract or transactions or because his or her vote is counted for such purpose (a) if the material facts as to the contract or transaction and as to his or her relationship or interest are disclosed to the board of directors or such committee and the board of directors or such committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors even though the disinterested directors be less than a quorum or (b) if the material facts as to the contract or transaction and as to his or her relationship or interest are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the shareholders or (c) if the contract or transaction is fair and reasonable as to the corporation as of the time it is authorized, approved, or ratified by the board of directors, such committee, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof that authorizes the contract or transaction.

13.	Executive Committee

(a) The board of directors by resolution adopted by a majority of the full board, may designate two or more of its members to constitute an executive committee. The designation of such committee and the delegation to it of authority shall not operate to relieve the board of directors, or any member of such board, of any responsibility imposed by law.

(b) The executive committee, when the board of directors is not in session shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the board of directors in reference to amending the articles of incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation of such, or amending the bylaws of the corporation.

(c) Each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his/her designation and until his/her successor is designated as a member of the executive committee and is elected and qualified.

(d) Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member of such upon not less than ten (10) day’s notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his/her business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

(e) A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting of such, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

(f) Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

(g) Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

(h) Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the corporation, and unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

(i) The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting of such held next after the proceedings shall have been taken.

14.	Standing or Temporary Committees

The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one (1) or more directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the corporation; but no such committee shall have the power or authority of the Board of Directors with respect to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless said resolution or resolutions, the Articles of Incorporation, or these Bylaws expressly so provide, no such committee shall have power or authority to declare a dividend or to authorize the issuance of stock.

ARTICLE IV. OFFICERS

1.	Number

The officers of the corporation shall be a president, one or more vice-presidents (the number to be determined by the board of directors), a secretary, and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two (2) offices may be held by the same person, except the offices of president and secretary.

2.	Election and Term of Office

The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon after that as conveniently may be. Each officer shall hold office until his/her successor shall have been duly elected and shall have qualified or until his/her death or until he/she shall resign or shall have been removed in the manner hereafter provided.

3.	Removal

Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.	Vacancies

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

5.	President

The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. The president shall, when present, preside at all meetings of the shareholders and of the board of directors. The president may sign, with the secretary or any other proper officer of the corporation authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution of such shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

6.	Vice-Presidents

In the absence of the president or in the event of his/her death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him/her by the president or by the board of directors.

7.	Secretary

The secretary shall:

(a) Keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose;

(b) See that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

(c) Act as the custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized;

(d) Keep a register of the address of each shareholder which shall be furnished to the secretary by such shareholder;

(e) Sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors;

(f) Take general charge of the stock transfer books of the corporation; and

(g) Perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the board of directors.

8.	Treasurer

The treasurer shall:

(a) Take charge and custody of and be responsible for all funds and securities of the corporation;

(b) Receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these bylaws; and

(c) Perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him/her by the president or by the board of directors.

If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his/her duties in such sum and with such surety or sureties as the board of directors shall determine.

9.	Assistant Secretaries and Assistant Treasurers

The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

10.	Salaries

The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he/she is also a director of the corporation.

ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.	Contracts

The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2.	Loans

No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

3.	Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

4.	Deposits

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.	Certificates for Shares

Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president or a vice-president and by the secretary or an assistant secretary and sealed with the corporate seal or a facsimile of such. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued upon such terms and indemnity to the corporation as the board of directors may prescribe.

2.	Transfer of Shares

Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record or by his/her legal representative, who shall furnish proper evidence of authority to transfer, or by his/her attorney authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner for all purposes.

ARTICLE VII. FISCAL YEAR

The fiscal year of the corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

ARTICLE VIII. DIVIDENDS

The board of directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

ARTICLE IX. CORPORATE SEAL

The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed the name of the corporation and the state of incorporation and the words “Corporate Seal.”

ARTICLE X. WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of the Delaware Business Corporation Act, a waiver in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI. AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted by the board of directors or by the shareholders at any regular or special meeting.

ARTICLE XIII. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Each director and officer of the corporation now or hereafter serving as such, shall be indemnified by the corporation against any and all claims and liabilities to which he or she has or shall become subject by reason of serving or having served as such director or officer, or by reason of any action alleged to have been taken, omitted, or neglected by him or her as such director or officer; and the corporation shall reimburse each such person for all legal expenses reasonably incurred by him or her in connection with any such claim or liability, provided, however, that no such person shall be indemnified against, or be reimbursed for any expense incurred in connection with, any claim or liability arising out of his or her own willful misconduct or gross negligence.

The amount paid to any officer or director by way of indemnification shall not exceed his or her actual, reasonable, and necessary expenses incurred in connection with the matter involved, and such additional amount as may be fixed by a committee of not less than two (2) nor more than three (3) persons selected by the board of directors, who shall be shareholders of the corporation, but not officers or directors. Any determination so made shall be prima facie evidence of the reasonableness of the amount fixed and binding on the indemnified officer or director.

The right of indemnification hereinabove provided for shall not be exclusive of any rights to which any director or officer of the corporation may otherwise be entitled by law.